Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related prospectus of Beam Global of our report dated March 31, 2022, relating to the financial statements of Beam Global appearing in the Annual Report on Form 10-K of Beam Global for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ RSM US LLP

Los Angeles, California

September 16, 2022